Corporate Overview 2022-Q1

Company Summary

- GenBio Inc. is a biotechnology company incorporated in Delaware, December 28, 2018, with U.S. headquarters in Aliso Viejo, CA.



Our Mission

- To develop an entirely new class and platform of molecules with more potent anti-inflammatory activity without the gastrointestinal side effects of NSAIDs or the cardiovascular side effects of other inhibitors. The company seeks to address these serious limitations and be a world leader for a new class of inhibitor-based drugs

A Vision
Worth Executing

Executive Statement

- **GenBio intends to advance into preclinical trials novel therapeutics from largely unknown natural extracts**
- **USA based groundbreaking research – GenBio will build on USA research breakthroughs to develop an important new class of COX -2 selective/ LOX-5 / LOX 15 triple inhibitors and address a market gap with an entirely new generation of anti-inflammatory drugs with lower toxicity and increased efficacy**
- **GenBio and its scientific teams have designed an Investigational New Drug (IND) research program for a new generation of anti-viral drugs, including Covid-19, ready to begin the IND research program once funds are secured**

A Vision (Continued)

- **The IND program** should see an entirely new generation of more effective anti-inflammatory drugs and fill an urgent market gap
- **Focused exit strategy** within 18 months (Discovery Phase) or at IND inflexion point (phase 1)
- **Significant potential ROI** based on conservative financial modelling
- **GenBio** is uniquely placed through ongoing collaboration with research teams to be the worlds' leading research company in this specialized field and identify the core molecule(s) and platform responsible for far more effective alleviation of numerous medical conditions
- **GenBio** is currently seeking **Series A** capital round investment of US $1,000,000 to fund drug discovery research

Objectives

- Advance clinical research without delay to fractionate/isolation phase and identify the active molecule(s) at a CRO facility in California
- Protect the Intellectual Property - patent the findings
- Subsequently undertake ‘Series B’ funding round or a private placement
- Complete the IND program
- Effect a trade sale or divest specified assets within 18 months with a suitable (Pharmaceutical) company seeking a new generation of anti-inflammatory drugs

Schedule of Expenses, Financial Position & Cap Table

GenBio, Inc.

Schedule of Expenses

	Year 1 ($)	Year 2 ($)	Year 3 ($) EXIT
Research & Development	400,000	2,000,000	1,000,000
Salaries & Wages	200,000	500,000	100,000
Patent Attorney	80,000	400,000	
Legal	40,000	200,000	50,000
Marketing	40,000	150,000	50,000
Accountancy	30,000	100,000	50,000
Other	210,000	400,000	
Total Expenses	**1,000,000**	**3,750,000**	**1,250,000**

Financial Position

	Year 1 ($)	Year 2 ($)	Year 3 ($) EXIT
Assets			
Intangible Assets	10,000,000	100,000,000	200,000,000
Accounts Receivable	0	0	0
Cash and Cash Equivalents	0	1,250,000	0
Liabilties			
Other Liabilities	**0**	**0**	**0**
Shareholders Equity	10,000,000	101,250,000	200,000,000

Share Structure

All

Securities Type	Outstanding
Common	12,311,953



Restricted: 12,311,953
Free-Trading: 0
Reserved: 0
Available: 67,688,047

USE OF Funds 12 Months $1,000,000

R&D USA-$ 400,000

Operational- $200,000

Patent Attorneys- $80,000

Legal- Corporate- $40,000

Marketing -$40,000

Accountancy - $30,000

Contingency - $210,000

Milestones 2018 - 2022

- December 2018 Company incorporated
- January 2019 Enter a license deal with California CBD company
- January 2021 Reg CF undertaken and completed
- November 2021 Share exchange (almost 100 million shares) with US (trading) healthcare company
- November 2021 New range of nutraceutical formulas completed
- November 2021 MOU signed with second healthcare company Fla. Based, capital input and share exchange proposed
- November 2021 Nutrific (Wyoming C-Corp) formed as trading company
- January 2022 MOU license and OEM deal with exclusive Australian nutraceutical company

Formulations



- Gen Bio's lead formulation, developed by several teams of specialist scientists in Australia for over four years, has resulted in its own proprietary nutraceutical brand, Immunex, TM, representing a new generation of high-quality natural, largely unknown extracts, to combat various medical ailments
- Latest manufacturing technology breakthrough enables enzymes and molecules to remain active in aqueous solutions and thus take our formulations to an entirely new benchmark
- GenBio will focus on providing anti-inflammatory formulas for licensing or outright purchase and that target specific neural pathways and to assist in the body's response to a host virus through cytokine storm regulation


NEWS

- Dakshidin Corporation (DKSC), Signs LOI for Worldwide Exclusive Licensing Agreement
- Whitechapel Holdings Inc., a wholly owned Dakshidin Corporation (DKSC) company, signs exclusive Worldwide Licensing Agreement
- GenBio, Inc. Discusses Entering the 191 Billion Dollar Anti-Inflammatory Market, Potential of Their Research, Crowdfunding Offering, and Their Strategic Partnership with Dakshidin Corp. on The Stock Day Podcast
- JZZ Technologies, Inc. Joins with GenBio, Inc., Nutrific, and NutraEdge Biosciences Corp. to Create New Bioscience Products Company Focused on Breakthrough Therapeutic Products and Research
- HIMALAYA INVESTS IN GENBIO TO PROMOTE GLOBAL WELLNESS; PLANS “FOMO CAN”
- Based on Latest Research, JZZ Technologies, Inc. Announces New Immune Boost and Anti-Inflammatory Products Developed Through Nutrific Inc.
- HIMALAYA TECHNOLOGIES ENTERS AGTECH MARKET BY INVESTING IN THE AGRARIAN GROUP

Corporate Activity

- Expertise in unknown rare Australian extracts with bioactivity and substantiated by Australian research and peer-reviewed published science
- Chief Scientific Officer has unique expertise in rare extracts and can formulate accordingly. Professor Brown conducted the world's first human trials to reduce blood pressure from the Queen Garnet and has appeared on national TV
- Latest collaboration between various research institutes and private corporations with in-house scientific teams enables natural extracts to now be formulated in an aqueous medium whilst preserving the integrity of the bio-active molecules
- GenBio is in a league above any other company as it can fall back on as yet unknown Australian extract research carried out in the USA which demonstrates the repurposing of drugs when subject to these extracts -a world first, we believe


NO-FEAR
FOMO
CORP

GENBIO BRAND ASSETS

Domains & Brands

- genbioinc.com / genbioholdings.com / genbioinc.us
- nutrific.us / nutrific.shop / nutrific.health
- immuneresq.com / nutraedgebiosciences / nutraedgy.com
- downunderwonders.com / thewonderfromdownunder.com
- regcffund.com
- Trademark Applications: GenBio/Nutrific/ImmuneResQ

genbio Nutrific Immune ResQ immuneresq.com

Intangible Assets

Organizational Growth Pattern



Specific IND

Research since 2007

- 20 Peer reviewed publications

Confidential research (carried on since 2007)

- USA
- Israel
- UK
- Australia
- South Africa
- India

Due Diligence Checklist

- Corporate Lawyers, DLA Piper
- Stock Transfer Agents
- Articles of Incorporation
- Bye Laws
- Business Bank Account
- EDGAR filing compliance
- ESCROW
- EIN, State Filing Number, Good Standing Certificate (current)
- Securities Purchase Agreement (SPA)
- Financial Review (Reg CF) complete

Keys to Success

- Become the first company in the world to identify the specific molecule(s) of the extracts through isolation and fractionation
- Address a market gap with an entirely new superior generation of anti-inflammatory products with lower toxicity and increased efficacy due to multiple pathways targeting
- Utilize highly specialized scientific research teams who are ready to begin the research program once funds are secured
- Significant and unknown confidential research expertise in this specialized category, unrivaled by any competitor, through its co-founders
- Focused exit strategy within 18 months or at IND inflexion point

Market Needs and Value Proposition

- Current drug treatments often have toxicity issues, along with fast-losing patent protections, whilst also failing to treat the root cause of the disease, instead only concentrating on the symptoms
- GenBio will utilize its potential proprietary extract platforms to generate novel therapeutic agents for use in multiple and distinct indications. The initial focus is arthritis, but our anti-viral drug program for Covid-19 with the ability to inhibit pro-inflammatory cytokines whilst stimulating anti-inflammatory cytokines, is also receiving significant attention

Latest Market Trends

DEAL STAGE

MORE DISCOVERY & FEWER PRECLINICAL DEALS IN 2021 VS 2020.


Deal Stage by Year
400
350
300
250
200
150
100
50
0
discovery
preclinical
Phase 1/IND filed
Phase 2
Phase 3
prereg
marketed
2020
2021

MOLECULE TYPES

SMALL MOLECULES & ABS DOMINATE

BUT VACCINES & CARTS BIG


Molecule Types by Year of Deals
500
450
400
350
300
250
200
150
100
50
0
small mol
mAb
Vaccine
gene-modified cell...
ADC
gene therapy
peptide
cell therapy
fusion protein
oligos
2020
2021

Research

- The lead platforms and molecules being developed have been demonstrated to inhibit several complementary neural pathways, enabling far more potent and yet less toxic therapeutic intervention
- Working in close co-operation with GenBio's CRO partners, the rational approach to molecular modelling to optimize candidates based on the company's core scaffolds, will lead to an improved next generation treatment modality for medicine, based on cost-effective strategies



Clinical Trial - First Dose (UK)
TA arrival
Clinical Trial - First Dose (US)
0
2
4
6
8
10
12
Dose Analysis
Genetic Toxicology
ADME
Bioanalysis Development and Validation (Toxicology)
Bioanalysis Development and Validation (Clinical)
Non-GLP Toxicology
GLP Toxicology (4 week studies + 2 week recovery)
Safety Pharmacology
Investigator's Brochure preparation (UK)
Phase I clinical trial preparations (UK)
IB preparation and Phase I Clinical trial preparations (US)
Estimated timing in months, from study start to Issue of audited draft report

Stages

Stage 1: 6 months

- Fractionation/Isolation Identify the active ingredient/s Establish the chemical structure and nature of the active ingredient/s (‘lead molecule’)
- Ring fence findings with a suite of provisional patents

Stage 2: 12 months IND Research Program

- Complete ‘Series A & B’ finance rounds
- Medicinal chemistry, CMC, structure-activity relationship (SAR)
- Dosage / toxicology research
- IND filing FDA

Stage 3: 12 months onwards

- Trade sale or asset divestment
- Subsequent IPO

Competitive Landscape

- Pharmaceutical companies making inhibitor drugs approved for pain and various inflammatory diseases, including Rheumatoid Arthritis, Osteoarthritis and Ankylosing Spondylitis, have been limited to one brand still on the U.S. market – *Celebrex*® (celecoxib, Pfizer). This is a very valuable drug and is the primary reason Pfizer bought Pharmacia in 2002 for $60 billion. There is no question that there is significant market demand for a low-side-effect, novel-class of inhibitor natural extracts, and that the development of such is likely to trigger competing large bids from the numerous international pharmaceutical companies eager to own a patented compound in this currently unoccupied multi-billion-dollar market segment. For comparison purposes, some recent acquisitions of inflammatory / anti-arthritis drugs are:

1	Principal Company	Deal Asset Type	Total Milestone At-signing(USD M)	Indications	Deal Start Date
2	Second Genome Inc	Drug; Drug Discovery Technology	1500.00	Inflammatory bowel disease (Primary); Fibrosis; Inflammatory disease	06-Apr-2020
3	Translate Bio MA Inc	Product(s) only; Drug	750.00	Infectious disease (Primary); Coronavirus disease 19 infection	08-Jun-2018
4	Agios Pharmaceuticals Inc	Drug Discovery Technology; Drug	763.90	Autoimmune disease; Cancer; Inflammatory disease	17-May-2016
5	Kyverna Therapeutics	Drug; Product(s) only	570.00	Autoimmune disease (Primary); Inflammatory disease	13-Jan-2020
6	HOOKIPA Pharma Inc	Drug; Drug Discovery Technology	400.00	Infectious disease (Primary); HIV infection; Hepatitis B virus infection	05-Jun-2018
7	Rheos Medicines Inc	Drug Discovery Technology; Drug	660.00	Autoimmune disease (Primary); Inflammatory disease	19-Dec-2019
8	Exscientia Ltd	Drug Discovery Technology	273.92	Metabolic disorder (Primary); Diabetes mellitus; Fibrosis; Inflammatory disease	09-May-2017
9	Zymeworks Inc	Drug Discovery Technology	902.00	Unidentified indication (Primary); Infectious disease	21-Apr-2016
10	Forge Therapeutics Inc	Drug; Drug Discovery Technology	334.00	Infectious disease (Primary)	24-Apr-2019
11	Adaptive Biotechnologies Corp	Drug; Drug Discovery Technology	1800.00	Cancer (Primary); Autoimmune disease; Infectious disease	19-Dec-2018
12	Aduro BioTech Inc	Drug Discovery Technology; Drug	620.00	Autoimmune disease; Inflammatory disease	18-Dec-2018
13	Zymeworks Inc	Drug Discovery Technology; Drug	474.50	Dermatological disease (Primary); Autoimmune disease; Inflammatory disease	23-Oct-2018
14	Ablynx NV	Drug; Drug Discovery Technology	2766.68	Inflammatory disease (Primary); Immune disorder	19-Jul-2017
15	IFM Therapeutics Inc	Company	2020.00	Cancer (Primary); Gout; Inflammatory bowel disease; Inflammatory disease; Non-alcoholic steatohepatitis	03-Aug-2017
16	MannKind Corp	Drug Discovery Technology	102.25	Inflammatory disease; Neurological disease; Pain	21-Jan-2016

The Regulatory Path


Pre-IND Meeting and Initial IND
Week:
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31
Activities
Finalize contract
Receive content
Kickoff meeting
US Pre-IND
Perform scientific review/gap analysis
Develop briefing document
Submit meeting request
Submit briefing document
Prepare for meeting
Conduct pre-IND meeting
Meeting minutes and followup
US IND
Develop IND content
Assemble and publish IND
Submit IND
End IND 30 day review

SWOT Analysis

- **Strengths**: Unrivalled expertise / Limited competition / Highly specialized team with experience in category / Qualified management
- **Opportunities**: Market Gap/ Sought after product / Huge potential
- **Weaknesses**: Further Scientific personnel will be required / Lack of working capital / Limited patent protection
- **Threats**: Regulatory complications / Research impasse / Global Recession

Management

Giles Tilley, Managing Director

- Giles Tilley has over 35 years of Senior International Business Development & Management experience within the Natural Healthcare industries. Giles has worked closely with the Australian Government for more than 15 years identifying innovative natural Australian healthcare products and guiding them from initial market entry strategy to international success, including working on Australian active (medicinal) jelly bush honey in international markets
- He has gained widespread success as an innovative entrepreneur, having stunned Australia by becoming only the second person ever in its history to sell non-alcohol specialized dermaceuticals to NASA shuttle operations in the U.S., a feat which gained him both media attention and a political citation form the Queensland State Premier. Since 2010 he has branched out as a specialist consultant and is retained by GenBio to advise on rare novel extracts for the U.S. market. His expertise is in start-ups, and he has guided several to success in his 35-year career. Giles holds both a BA and MA from Oxford University.

Todd D. Sonoga, Director, Chief Marketing Officer

- Todd has successfully represented public and private companies for over 20 years, consulting them on market awareness, support, raising capital, identifying merger and acquisition targets, advertising, marketing & branding. In 1992, Todd was recruited by Wall Street Publishing for their 'The Small Cap Report,' out of Newport Beach California where he oversaw research, training, subscriber management and served as Editor of the newsletter.
- Todd in 1998, founded Trilogy Marketing Strategies, Wall Street Microcap in 2013 and Crowdfunding Power in 2014. In early 2017, Todd co-founded and assumed the role of Chief Marketing Officer for WFN1 News Corp. (WFN1) and the show 'CEO Money' on Dallas Talk Radio Show on IHeart's 1190 AM. Currently, Todd also owns and operates one of North America's largest investor networks, with a total reach of over 10 million investors and is a member or administrator to over 700 investment rooms, groups, boards and affiliate investment websites.

Advisory Board Consultants

Professor Lindsay Brown

Chief Science Officer

Professor Brown was until very recently Professor of Biomedical Sciences, University of Southern Queensland, Australia and since 2015 a Fellow of the International Academy of Cardiovascular Science. His 35 years of scientific research encompasses an emphasis on drugs acting on the heart and associated blood vessels, endocrine organs and brain. His research team was internationally recognized for using rat models to determine whether interventions, including many natural products, can reverse or prevent disease-induced changes of the heart, liver, kidney and adipose tissue, and to indicate whether these interventions should be further tested in humans with these diseases. His recent studies have characterized the prevention of obesity-induced osteoarthritis in rats. Further, he has reported, including National TV, the decrease in blood pressure in mildly hypertensive patients using Australian Queen Garnet plum juice. He is an editor of Nutrients and Journal of Clinical Medicine. He also holds a USQ Excellence in Research award 2015. He has around 230 peer-reviewed publications with over 10,000 citations. He leads and co-ordinates the US IND program

Advisory Board Consultants (continued)

Dr. Adrian Dawkes

Currently Managing Director of PharmaVentures

Dr. Dawkes has over 30 years experience spanning R&D, business development, sales, marketing and dealmaking in the pharmaceutical, biotechnology, medtech and diagnostics, sectors, including 10 years with Johnson & Johnson in R&D, product development and business development. His role with GenBio is to attend board meetings and ensure the company strategic business model is followed to ensure the company is positioning itself correctly to attract an early trade sale of its assets. He holds a PhD in immunochemistry from Oxford and a BSc in biochemistry. His specialties include licensing, M&A, Business Development, Fundraising, Strategic Advisory, Deal Negotiation and valuations.

Advisory Board Consultants (continued)

Jack Stewart

Mr. Stewart brings to the board over 50 years of market experience he gained with companies like Dean Whiter, MacDonald, Krieger, Bowyer & Beyenka where he was involved in new company underwritings, Mutual Fund Management Timing Programs, Security Trading, Portfolio Management, Technical Analysis, and Alternative Investments. Mr. Stewart after graduating from Notre Dame with honors and making the Dean's list with a degree in business administration & management joined the US Navy where he reached the rank of Lieutenant Junior Grade. Jack has run 31 marathons with Boston being his favorite.

Gene Massey

Mr. Massey is a marketing and funding consultant, helping GenBio raise capital through online offerings and advising on Reg D, Regulation A+ and equity Crowdfunding. He lives in Los Angeles. His company holds an Issued U.S. Patent for Crowd Funding and IPO and offers his marketing services to issuers and their FINRA brokers for raising capital online using SEC exemptions. In addition, Gene can also introduce the company to FINRA Brokerages.

Hideki Yamane

For all the company's healthcare and nutraceutical goods to Japan and Asia. Hideki has worked episodically with a GenBio Director successfully in Japan since 2009. Born in San Francisco and grew up in Tokyo, he is a cultural bridge person fluent in Japanese and English. Hideki brings a wealth of sales negotiating experience and credibility with his Japanese contacts to the table. He is a part-time lecturer of International marketing at Kyushu University of Japan and the Yuanze University of Taiwan. He has published two books related to the business field in Japan, hold a London Business School MSc in Leadership and Strategy (member LBS and Harvard Entrepreneurship Club) and is a certified JETRO Trade Advisor as well as a permanent member of Japan Academy for Foreign Trade and Business

Legal & Accounting

IP & Corporate Attorney

DLA Piper

Tax services

Daniel Dubois CPA & Company

Patent & Trademark Attorney

HankinPatentLaw.com

Forward Looking Statements

- Statements in this presentation about our future expectations, including without limitation, the likelihood that GenBio, Inc. https://www.genbioinc.com will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to GenBio's stockholders, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. GenBio's business strategy described in this presentation is subject to innumerable risks, most significantly, whether the company is successful in securing adequate financing. No information in this presentation should be construed in any form shape or manner as an indication of the company's future revenues, financial condition, or stock price.



genbio

EXPANDING POSSIBILITIES

www.genbioinc.com

info@genbioinc.com

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